Janice K. Brewer
Governor

ARIZONA DEPARTMENT OF ENVIRONMENTAL QUALITY

1110 West Washington Street • Phoenix, Arizona 85007
(602) 771-2300 • www.azdeq.gov

Henry R. Darwin
Director

February 7, 2013

Case ID: 132002

Hondo Minerals Corporation
Attention: William Miertschin
15303 Dallas Pkwy, Suite 1050
Addison, TX 75001

Subject: Closure of the June 11, 2012, Notice of Violation

Dear Mr. Miertschin:

The Arizona Department of Environmental Quality (ADEQ), has closed the Notice of Violation (NOV) issued to Hondo Minerals Corporation on June 11, 2012. ADEQ has closed the NOV based upon its determination that Hondo Minerals Corporation has met the *Documenting Compliance* provisions of the NOV.

ADEQ will not proceed with further action at this time. However, if additional information regarding the alleged violations is discovered, or if further violations occur, ADEQ may reconsider its position and take additional action as appropriate and as allowed by law.

Thank you for your efforts to comply with the Arizona's environmental requirements. Should you have any comments or questions regarding this matter, please do not hesitate to contact me at (602) 771-4728.

Sincerely,

Pamela Nicola, Manager
Air Quality Inspections Team

cc: Carrolette Winstead, cwinstead@elmontgomery.com